EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
First Potomac Realty Trust:
We consent to the incorporation by reference in the registration statements (Nos. 333-142149, 333-142148 and 333-142147) on Form S-3 and (Nos. 333-111691, 333-142152 and 333-122611) on Form S-8 of First Potomac Realty Trust of our report dated March 7, 2008, except for Notes 2, 4, 6, 7, 13 and 16, as to which the date is August 18, 2008, with respect to the consolidated balance sheets of First Potomac Realty Trust and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007 and the related financial statement schedule as of December 31, 2007, which report appears in the current report on Form 8-K of First Potomac Realty Trust dated August 18, 2008.
Our report refers to the adoption by First Potomac Realty Trust of Statement of Financial Accounting Standard No 123(R), Share-Based Payment in 2006.
/s/ KPMG LLP

McLean, Virginia
August 18, 2008